UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2023

Kernel Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39983	98-1567976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 Madison Avenue, 8th Floor - Suite 8078 New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(646) 908-2659

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-half of one redeemable warrant	KRNLU	The Nasdaq Stock Market LLC
Class A Ordinary Shares included as part of the units	KRNL	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	KRNLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing Purchase Agreement.

As previously disclosed on January 24, 2023, Kernel Group Holdings Inc., a Cayman Islands exempted company (the “Company”), received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company failed to hold an annual meeting of shareholders within 12 months after its fiscal year ended December 31, 2021, as required by Nasdaq Listing Rule 5620(a) (the “Rule”). In accordance with Nasdaq Listing Rule 5810(c)(2)(G), the Company submitted a plan to regain compliance and was granted until June 29, 2023 to regain compliance.

On July 7, 2023, the Company received a notice (the “Nasdaq Notice”) from the Listing Qualifications Department of Nasdaq stating that, as of June 29, 2023, the Company had failed to hold the above-referenced annual meeting and therefore was not in compliance with the Rule. As a result, Nasdaq has advised the Company that its securities would be subject to delisting unless the Company timely requests a hearing before an independent Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing. The hearing request will stay the suspension of the Company’s securities and the termination of registration of the securities with Nasdaq as required by the rules of the Securities and Exchange Commission pending the Panel’s decision and, therefore, Nasdaq’s notice has no immediate effect on the listing of the Company’s ordinary shares, units or warrants on Nasdaq. The time and place of any hearing before the Panel will be determined by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing.

The Company expects to hold an annual meeting at the earliest practicable date.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this Current Report on Form 8-K that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions. Such forward-looking statements may relate to, among other things, the Company’s continued efforts and ability to regain and maintain compliance with the Nasdaq Listing Rules. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties. The Company does not undertake any obligation to update forward-looking statements as a result of new information, future events or developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2023

KERNEL GROUP HOLDINGS, INC.

	By:	/s/ Surendra Ajjarapu
	Name:	Surendra Ajjarapu
	Title:	Chief Executive Officer